Exhibit 4.2
THIS WARRANT, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS WARRANT, OR ANY NEW WARRANTS ISSUABLE UPON EXCHANGE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, AS AMENDED.
WARRANT TO PURCHASE COMMON STOCK
Company:     Toast, Inc., a Delaware corporation (the “Company”)
Type of Stock:     Common Stock
Number of Shares:     [___________] (subject to adjustment as provided herein)
Exercise Price:     $[_______] per share (subject to adjustment as provided herein)
Issue Date:     [_____________], 202[__]
Expiration Date:    June 19, 2027
Note:    This Warrant to Purchase Common Stock (including any warrants to purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”) is issued in connection with that certain Senior Unsecured Convertible Promissory Note (together with any Replacement Note of such Note, the “Note”), dated as of [________ ___, 202__], issued to the Holder by the Company. The warrants issued upon prepayment of the Notes issued pursuant to the Purchase Agreement are referred to herein as the “Note Warrants.”
The Company hereby certifies that, for good and valuable consideration, [_______________, a _______] (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”), is entitled to purchase up to such number of fully paid and non-assessable shares of common stock, par value $0.000001 (“Common Stock”), of the Company at the above stated Exercise Price, all as set forth above, subject to adjustment as provided herein (the “Shares”). Capitalized terms used but not defined herein shall have the meanings set forth in the Note.
SECTION 1 . EXERCISE.
1.1Mechanics of Exercise.
(a)Subject to Sections 1.5 and 1.6, Holder may at any time and from time to time on or before the Expiration Date exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed with a duly executed Notice of Exercise in substantially the form attached hereto as Exhibit A (the “Notice of Exercise”) and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Exercise Price for the Shares being purchased (the “Aggregate Exercise Price”).
(b)The Company’s obligations to issue and deliver the Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver the Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.
1.2Cashless Exercise. On any exercise of this Warrant in accordance with the requirements of Section 1.1, Holder may elect to receive Shares pursuant to a cashless exercise by surrendering Shares in lieu of paying the Aggregate Exercise Price specified in Section 1.1, subject to the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned); provided, that no consent shall be necessary in connection with a deemed cashless exercise pursuant to Section 1.4(a), Section 1.5 or Section 1.6; provided, further, that no consent shall be necessary in connection with an election by the Holder to cashless exercise this Warrant during the period beginning on the Post Listing Permitted Exercise Date (as defined below) and ending on the Expiration Date. Thereupon, the Company shall issue to Holder such number of fully paid and non-assessable Shares as are computed using the following formula:
X = Y(A-B)/A
where:
X =    the number of Shares to be issued to Holder;
Y =    the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the Aggregate Exercise Price);
A =    the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and
B =    the Exercise Price.
1.3Fair Market Value. For purposes of this Warrant, the fair market value of one Share (the “Fair Market Value”) shall be determined as follows:
(a)If the Shares are not traded on the over-the-counter market, an exchange or an electronic securities market, the Fair Market Value shall be determined by the Company’s Board of Directors in good faith (without giving effect to any minority or other similar discounts), and such determination shall be promptly delivered to the Holder (the date of such delivery, the “Delivery Date”); provided, however, that if the holders of Note Warrants that represent at least a majority of the Shares then issuable upon the exercise of all then outstanding Note Warrants (the “Required Warrantholders”) object to such determination in respect of the Note Warrants and submit their own determination within ten (10) days following the Delivery Date, then the Required Warrantholders and the Company shall negotiate in good faith to determine the Fair Market Value for a period of five (5) days following the date on which the Required Warrantholders deliver such objection to the Company; provided, however, that if the Company and the Required Warrantholders are unable to mutually agree upon the Fair Market Value within such time frame, then the Company and the Required Warrantholders shall engage an independent appraiser mutually acceptable to the Company and the Required Warrantholders (an “Independent Appraiser”) to determine the Fair Market Value. The determination of the Fair Market Value by the Independent Appraiser, or by the Company and the Required Warrantholders (if applicable), pursuant to this Section 1.3(a) shall be final and binding upon the

Company and all holders of Note Warrants for a period of sixty (60) days following the determination of such Fair Market Value and shall not be subject to collateral attack (other than for manifest error); provided that, for the avoidance of doubt, such Fair Market Value determination will expire following such sixty (60) day period and shall no longer be final or binding. The Company shall pay the costs and expenses of such Independent Appraiser unless the determination of such Independent Appraiser is mathematically closer to the Company’s determination than the determination submitted by the Required Warrantholders, in which case, the costs and expenses of such Independent Appraiser shall be paid by the Required Warrantholders.
(b)If this Warrant is being exercised in connection with a Public Company Event that is the Company’s initial underwritten public offering and sale of its Common Stock pursuant to an effective registration statement under the Securities Act (the “IPO”), the Fair Market Value shall be the per share offering price to the public as set forth in the Company’s final prospectus filed with the Securities and Exchange Commission.
(c)If this Warrant is being exercised in connection with a Public Company Event that is a “direct listing” in which the Common Stock is first registered under Section 12(b) of the Exchange Act (a “Direct Listing”), the Fair Market Value shall be the average VWAP of the Common Stock over the forty (40) DL Conversion Dates applicable to the Note.
(d)If this Warrant is being exercised in connection with an Acquisition (as defined below), the Fair Market Value shall be the per share price the Holder would have received in connection with such Acquisition, assuming the exercise of this Warrant immediately prior to such Acquisition.
(e)If a public market exists for Common Stock at the time of exercise of the Warrant, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock or the closing price quoted on the national securities exchange on which the Common Stock is listed as published in the Wall Street Journal, as applicable, for the 30 trading-day period ending three trading days prior to the date of determination of Fair Market Value (or such shorter period of time during which such Shares were traded over-the-counter or on such exchange, as applicable).
1.4Treatment of Warrant at Acquisition.
(a)Cash/Public Acquisition.
(i)In the event of an Acquisition (as defined below) in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the Fair Market Value of one Share as determined in accordance with Section 1.3 above would be greater than the Exercise Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be cashless exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such cashless exercise, the Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise. In the event of a Cash/Public Acquisition where the Fair Market Value of one Share as determined in accordance with Section 1.3 above would be less than the Exercise Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.

(ii)Notwithstanding the foregoing provisions of Section 1.4(a)(i), in the event of a Cash/Public Acquisition where the consideration consists solely of cash (i) involving the payment or possible payment following the initial closing thereof of deferred or contingent consideration to the holders of the outstanding shares of Common Stock (whether of amounts deposited at such closing into an escrow, contingent payments in the nature of milestone or earn-out payments, or otherwise), and (ii) where the maximum aggregate amount per outstanding share of Common Stock of all payments to be made at the initial closing thereof plus all payments and possible payments of deferred and contingent consideration thereafter would be greater than the Exercise Price in effect as of immediately prior to such initial closing, then this Warrant shall, as of such initial closing, cease to represent the right to purchase Shares or any other securities, whether of the Company or of the acquiring, surviving or successor entity in such Cash/Public Acquisition, and thereat and thereafter shall represent only the right to receive all payments that would be payable in respect of all Shares for which this Warrant was exercisable as of immediately prior to such initial closing, net of the aggregate Exercise Price therefor, as and when payments are made to the holders of the outstanding shares of Common Stock.
(b)Upon the closing of any Acquisition other than a Cash/Public Acquisition, either (i) the acquiring, surviving or successor entity shall assume this Warrant and the obligations of the Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the Shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such Shares had been issued and outstanding on and as of such closing, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such closing; and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant, or (ii) if the successor or surviving entity shall not have assumed this Warrant, then the aggregate Exercise Price shall be reduced to the greater of (A) One Dollar ($1.00), or (B) the aggregate par value of all Shares issuable hereunder as of immediately prior to the closing of such Acquisition, and this Warrant shall be deemed to have been exercised in full pursuant to Section 1.2 above as of immediately prior to the closing of such Acquisition.
(c)(i) “Acquisition” means a transaction or series of transactions involving (A) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (B) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company stockholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); (C) any sale or other transfer by the stockholders of the Company of capital stock of the Company representing at least a majority of the Company’s then-total outstanding combined voting power, as of the date of determination, or (D) any other transaction constituting a Deemed Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Charter”)), and (ii) “Marketable Securities” means securities meeting all of the following requirements: (A) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (B) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, and (C)

following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition. For the avoidance of doubt, “Acquisition” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.
1.5Treatment of Warrant Upon an IPO. In the event of an IPO, the Required Warrantholders may, at their option, deliver written notice no later than the Close of Business on the day that is fifteen (15) Business Days prior to the Registration Date (the “Exercise Election Deadline”) electing to cashless exercise all Note Warrants (to the extent each such holder has not exercised its Note Warrant in full) (any such election, an “IPO Exercise Election”). In the event that the Required Warrantholders elect to cashless exercise the Note Warrants pursuant to an IPO Exercise Election, then this Warrant shall automatically be deemed to be cashless exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of an IPO. In connection with such cashless exercise, the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise. In the event of an IPO where the Required Warrantholders have delivered a timely IPO Exercise Election and the Fair Market Value of one Share as determined in accordance with Section 1.3 would be less than the Exercise Price in effect immediately prior to the IPO, then this Warrant will expire immediately prior to the consummation of the IPO. Notwithstanding anything herein to the contrary, if the Required Warrantholders do not deliver an IPO Exercise Election by the Exercise Election Deadline, then the Holder of this Warrant shall not be permitted to deliver a Notice of Exercise (and this Warrant shall not be exercised in full or in part) from and including the Exercise Election Deadline through and excluding the fiftieth (50th) Trading Day following the Registration Date (such date, the “Post Listing Permitted Exercise Date”).
1.6Treatment of Warrant Upon a Direct Listing. In the event of a Direct Listing, the Required Warrantholders may, at their option, deliver written notice no later than the Exercise Election Deadline electing to cashless exercise all Note Warrants (to the extent each such holder has not exercised its Note Warrant in full) (any such election, a “DL Exercise Election”). In the event that the Required Warrantholders elect to cashless exercise the Note Warrants pursuant to a DL Exercise Election, then this Warrant shall automatically be deemed to be cashless exercised pursuant to Section 1.2 above as to all Shares effective as of the Close of Business on the final DL Conversion Date. In connection with such cashless exercise, the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise and shall deliver the Shares to Holder no later than 12:00 p.m. New York time on the second (2nd) Trading Day immediately following the final DL Conversion Date. In the event of a Direct Listing where the Required Warrantholders have delivered a timely DL Exercise Election and the Fair Market Value of one Share as determined in accordance with Section 1.3 would be less than the Exercise Price in effect at the Close of Business on the final DL Conversion Date, then this Warrant will expire at the Close of Business on the final DL Conversion Date. Notwithstanding anything herein to the contrary, if the Required Warrantholders do not deliver a DL Exercise Election by the Exercise Election Deadline, then the Holder of this Warrant shall not be permitted to deliver a Notice of Exercise (and this Warrant shall not be exercised in full or in part) from and including the Exercise Election Deadline through and excluding the Post Listing Permitted Exercise Date.

1.7Delivery of Certificate and New Warrant. Promptly after the Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to the Holder a certificate representing the Shares issued to the Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.
1.8Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to the Holder, in lieu of this Warrant, a new warrant of like tenor and amount.
1.9Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Shares, the Company shall promptly issue to the Holder the number of Shares that are not disputed and resolve such dispute in accordance with Section 5.13.
1.10Certain Agreements. Following any exercise of this Warrant and solely with respect to the Shares issued thereupon (and the shares of Common Stock, if any, issued upon conversion of such Shares), Holder shall, if the Company so requests in writing and to the extent such agreement is still effective as of the date of exercise, become a party as a “Key Holder” to, by execution and delivery to the Company of a counterpart signature page, joinder agreement, instrument of accession or similar instrument, (i) the Right of First Refusal and Co-Sale Agreement, dated February 14, 2020, by and among the Company and the other parties named therein, as may be further amended and/or restated from time to time (the “ROFR Agreement”), and (ii) the Voting Agreement, dated February 14, 2020, by and among the Company and the other parties named therein, as may be further amended and/or restated from time to time.
1.12Taxes. The Company shall pay any transfer, stamp or similar Tax due on the issuance or delivery of the Shares, except any such transfer, stamp or similar Tax that is due because the converting Holder requests those shares to be registered in a name other than the Holder’s name, in which case the Company shall not be required to make any such issuance or delivery of the Shares, unless and until the Person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such transfer, stamp or similar Tax or has established, to the satisfaction of the Company, that such transfer, stamp or similar Tax has been paid or is not payable.
SECTION 2. ADJUSTMENTS TO THE SHARES AND EXERCISE PRICE.
2.1Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of Common Stock payable in shares of Common Stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, the Holder shall receive, without additional cost to the Holder, the total number and kind of securities and property which the Holder would have received had the Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of Common Stock, by any stock split, recapitalization, reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased. Any adjustment under this Section 2.1 shall become effective as of (i) in the case of any such dividend or distribution, the Close of Business on the record date for the determination of any such dividend or distribution, and (ii) in the case of any such subdivision or combination, the Close of Business immediately prior to the day upon which such subdivision or combination becomes effective.
2.2Reclassification, Exchange, Combinations or Substitution. Upon any event, including without limitation a reorganization or recapitalization of the Company whereby all of the outstanding shares of Common Stock are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that the Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The Company or its successor shall promptly issue to Holder a new warrant, in replacement hereof, for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2, including, without limitation, adjustments to the Exercise Price, the number of securities or property issuable upon exercise of the new warrant and expiration date. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.
2.3No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying the Holder in cash the amount computed by multiplying the fractional interest by (i) the Fair Market Value (as determined in accordance with Section 1.3 above or, upon an IPO or Direct Listing, in accordance with Section 1.5 or 1.6 above, as applicable) of a full Share less (ii) the then-effective Exercise Price.
2.4Notice/Certificate as to Adjustments. Upon each adjustment of the Exercise Price, class and/or number of Shares, the Company, at the Company’s expense, shall notify the Holder in writing within a reasonable time thereafter setting forth the adjustments to the Exercise Price, class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from the Holder, furnish the Holder with a certificate of its Chief Financial Officer or Chief Executive Officer, including computations of such adjustment and the Exercise Price, class and number of Shares in effect upon the date of such adjustment.
SECTION 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
3.1Representations and Warranties. The Company represents and warrants to the Holder as follows:
(a)The Company has all requisite legal right, power and authority to issue this Warrant and to perform all its obligations relating thereto. The issuance of this Warrant by the Company and the consummation of the transactions contemplated herein have all been duly authorized by the Board of Directors of the Company, and, where required, the stockholders of the Company. No consent, waiver or authorization of, or filing with any other person or entity (including without limitation, any governmental authority) is required in connection with any of the foregoing or with the validity or enforceability against the Company of this Warrant, except to the extent any such requisite consent, waiver or authorization of, or filing with any person or entity (including without limitation any governmental authority) has been properly waived or complied with as of the issuance of this Warrant.

(b)This Warrant, and all Shares which may be issued upon the exercise of this Warrant, all securities, if any, issuable upon conversion of the Shares and any warrants issued in substitution for or replacement of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, under the agreements described in Section 1.10 above (to the extent Holder is subject thereto pursuant to the terms of such Section) or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of securities as will be sufficient to permit the exercise in full of this Warrant.
(c)The sale and issuance of the Warrant and the subsequent issuance of the Shares upon exercise thereof are not and will not be subject to any preemptive right, right of first refusal, right of first offer or other similar right that has not been properly waived or complied with as of the date of such sale or issuance.
(d)The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.
(e)The execution, delivery and performance of this Warrant do not and will not, with or without the passage of time or the giving of notice or both, (i) conflict with or violate any provision of the Charter or the bylaws of the Company, (ii) conflict with or violate any requirement of law or contractual obligation applicable to the Company, the violation of which would have a Material Adverse Effect (as defined in the Purchase Agreement), or (iii) require any action by or in respect of, or filing with, any governmental body, agency or official, other than (x) such as have been obtained and remain in full force and effect, and (y) such qualifications or filings under applicable federal and state securities laws as may be required in connection with the transactions contemplated hereby.
3.2Notice of Certain Events. If the Company proposes at any time to:
(a)declare or pay any dividend or distribution on the outstanding shares of Common Stock payable in shares of Common Stock or other securities or property (other than cash);
(b)effect a reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Common Stock ;
(c)effect an Acquisition; or
(d)effect an IPO or Direct Listing;
then, in connection with each such event, the Company shall give Holder:
(1) at least seven (7) Business Days prior written notice of the date on which a record will be taken in respect of the matters referred to in (a) above;
(2) in the case of the matters referred to in (b) and (c) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of Common Stock will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event); and
(3) with respect to the IPO or Direct Listing, at least seven (7) Business Days prior written notice of the date on which the Company proposes to file or submit its registration statement (including, for the avoidance of doubt, any confidential draft registration statement) in connection therewith.
The Company will also provide information requested by Holder from time to time, within a reasonable time following each such request, that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.
3.3Non-Circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Charter or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).
SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE HOLDER.
The Holder represents and warrants to the Company as follows:
4.1Purchase for Own Account. This Warrant and the securities issuable upon exercise of this Warrant (collectively, the “Securities”) to be acquired by the Holder will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. By executing this Agreement, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Holder has not been formed for the specific purpose of acquiring the Securities.
4.2Accredited Investor Status. The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
4.3Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying Securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Warrant and its underlying Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
4.4Investment Experience. Holder understands that the purchase of this Warrant and its underlying Securities involves substantial risk. Holder has experience as an investor in securities of companies of similar type and stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in the Securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.5Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities, or the Common Stock into which it may be converted. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.
4.6No Shareholder Rights. Without limiting any provision of this Warrant, Holder agrees that as a Holder of this Warrant it will not have any rights (including, but not limited to, voting rights) as a shareholder of the Company with respect to the Shares issuable hereunder unless and until the exercise of this Warrant and then only with respect to the Shares issued on such exercise.
4.7Market Stand-off Agreement. The Holder agrees that the Securities shall be subject to the Market Standoff provisions in Section 2.11 of the Company’s Fifth Amended and Restated Investors’ Rights Agreement, dated April 27, 2020, by and among the Company and the other parties thereto (as may be further amended and/or restated) (the “Investors’ Rights Agreement”)[; provided that any discretionary waiver or termination of the restrictions of any or all lock-up agreements, whether pursuant to the Investors’ Rights Agreement or the ROFR Agreement, by the Company or the underwriters applicable to the Major Investors (as defined in the Investors’ Rights Agreement or the ROFR Agreement, as applicable) shall apply to the Holder pro rata; provided further, that, if any Major Investor is subject to a shorter lock-up period with respect to its lock-up following the Issue Date (whether due to amendment of the Investors’ Rights Agreement or the ROFR Agreement or due to waiver), then such shorter lock-up period and/or more favorable terms shall apply to the Holder and, for the avoidance of doubt, the Holder will not be subject to the requirements of Section 2.11 of the Investors’ Rights Agreement or, if applicable, Section 5 of the ROFR Agreement]1.
SECTION 5 . MISCELLANEOUS.
5.1Term and Automatic Exercise Upon Expiration.
(a)Term. This Warrant is exercisable in whole or in part at any time and from time to time in accordance with the terms hereof, on or before 11:59 PM, New York time, on the Expiration Date and shall be void thereafter.
(b)Automatic Cashless Exercise upon Expiration. Upon the Expiration Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant (or any portion hereof in accordance with Section 1.1) shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall be permitted to be exercised and not previously have been exercised, and the Company shall, within a reasonable time, deliver a
1 NTD: To be inserted for the Lead Investor’s Warrant.

certificate representing the Shares (or such other securities) issued upon such exercise to the Holder.
5.2Legends.
(a)The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
And, if then applicable, a legend in substantially the following form:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD COMMENCING ON THE DATE OF THE FINAL PROSPECTUS RELATING TO THE REGISTRATION BY THE COMPANY OF ITS COMMON STOCK AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.
(b)Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares, or any securities issued in respect of or exchange for the Shares, if any, represented by the certificate, instrument, or book entry so legended.
(c)Notwithstanding the legend set forth in Section 5.2(a), the Company will not require an opinion of counsel with respect to any transfer of the Shares by a Holder to an Affiliate thereof.
5.3Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require the Holder to provide an opinion of counsel if the transfer is to any affiliate of the Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Securities Act.

5.4Transfer Procedure. Subject to the provisions of Section 5.3, this Warrant may not be directly or indirectly offered, sold, assigned or transferred by the Holder without the prior written consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned by the Company; provided, that any withholding of such consent by the Company as a result of a determination by the Board of Directors of the Company in good faith that the transferee is a Competitor (as defined in the Investors’ Rights Agreement) of the Company shall be deemed reasonably withheld. In connection with any transfer of this Warrant in accordance with this Section 5.4, (i) the Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and the Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and the Holder if applicable) and (ii) any transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant. Notwithstanding anything to the contrary in this Warrant, the Holder may not offer, sell, assign or transfer any portion of this Warrant to a transferee under this Section 5.4 that the Board of Directors of the Company has determined in good faith is a Competitor (as defined in the Investors’ Rights Agreement).
5.5Binding on Successors. This Warrant will be binding upon any entity succeeding to the Company in connection with an Acquisition in accordance with the terms hereof.
5.6Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally, by overnight courier, by facsimile or by electronic mail or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time in accordance with the provisions of this Section 5.6. All notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

[HOLDER]
Attn: [______]
[ADDRESS]
[ADDRESS]
Telephone: [______]
Email address: [______]
With a copy (which shall not constitute notice) to:
[_______]
Attn: [______]
[ADDRESS]
[ADDRESS]
Telephone: [______]

All notices to the Company shall be addressed as follows until the Holder receives notice of a change in address:

Toast, Inc.
Attn: Chief Executive Officer
401 Park Drive, #801
Boston, MA 02215
Telephone: [______]
Email address: [_____]
With a copy (which shall not constitute notice) to:
Goodwin Procter LLP Attn: Gregg L. Katz, Esq.
100 Northern Avenue
Boston, MA 02210
Telephone: (617) 570-1406
Email: gkatz@goodwinlaw.com

5.7Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
5.8Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.
5.9Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.
5.10Amendments. Any provision of this Warrant may be amended, waived or modified only upon the written consent of the Company and Required Warrantholders; provided, however, that no such amendment, waiver or consent shall (i) modify any Note Warrant in a manner that disproportionately adversely affects such holder or (ii) waive compliance with or modify this Section 5.10 in a manner that disproportionately adversely affects any holder of a Note Warrant; provided, that in the case of clauses (i) and (ii), treating all holders of Note Warrants in the same manner shall be deemed not to disproportionately adversely affect any specific holder of a Note Warrant. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.
5.11Governing Law, Jurisdiction and Severability. This Warrant shall be governed by, and shall be construed in accordance with, the laws of the State of New York without regard to the conflicts of law provisions of the State of New York or of any other state that would result in the application of the laws of a state other than the State of New York. The Company hereby submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in New York City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder.
5.12Construction; Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of or affect the interpretation of this Warrant.
5.13Dispute Resolution. If the Required Warrantholders disagree with any arithmetic calculations performed by the Company pursuant to the Note Warrants, the Required Warrantholders shall submit to the Company its calculations thereof. If the Required Warrantholders and the Company are unable to agree upon such calculation within five (5) Business Days of the submission by the Required Warrantholders, then the Company shall, within five (5) Business Days thereafter submit the disputed arithmetic calculation to the Company’s independent, outside accountant, or if such accountant is unwilling or not permitted to perform such services under applicable Law, an accountant reasonably satisfactory to the parties (which is ranked in the top twenty (20) accounting firms nationally, by revenue). The Company shall cause such accountant to perform the calculation and notify the Company and the Required Warrantholders of the results no later than ten (10) Business Days from the time it receives the disputed calculation. The Company shall pay the costs and expenses of such accountant unless the calculation of such accountant is mathematically closer to the Company’s calculation than the calculation submitted by the Required Warrantholders, in which case, the costs and expenses of such accountant shall be paid by the Required Warrantholders. Such calculation shall be binding upon all parties absent manifest error.
5.14Interpretation. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. In this Warrant, unless otherwise indicated or the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties required and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Warrant into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Warrant or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Warrant as a whole and not to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Section or Exhibit shall be construed as a reference to that specified Section or Exhibit of this Warrant; and all references to “$” or “dollars” shall be deemed references to United States dollars.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY” TOAST, INC. By: Name: (Print) Title:

“HOLDER” [______________] By: Name: (Print) Title:

EXHIBIT A
NOTICE OF EXERCISE
1.    The undersigned Holder hereby exercises its right to purchase ___________ shares of Common Stock of Toast, Inc. (the “Company”) in accordance with the attached Warrant To Purchase Common Stock (the “Warrant”), and tenders payment of the Aggregate Exercise Price for such shares as follows:
[ ] check in the amount of $________ payable to order of the Company enclosed herewith
[ ]    Wire transfer of immediately available funds to the Company’s account
[ ]    Cashless Exercise pursuant to Section 1.2 of the Warrant
[ ]    Other [Describe] __________________________________________
2.    Please issue a certificate or certificates representing the Shares in the name specified below:
___________________________________________
    Holder’s Name
___________________________________________
___________________________________________
    (Address)
2.    By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant as of the date hereof.
HOLDER:
_________________________
By:
Name:
Title:
Date:

SCHEDULE 1
CAPITALIZATION TABLE